FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“Amendment”) is entered into by and between Eternal Energy Corp., a Nevada corporation (the “Company”), and Bradley M. Colby (“Executive”), effective as of December 4, 2006.

R E C I T A L S

WHEREAS, the Company and Executive entered into an Employment Agreement, effective November 7, 2005 (the “Employment Agreement”), with respect to the Company’s employment of the Executive. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement;

WHEREAS, the Board believes that Mr. Colby provided significant assistance to the Company by successfully securing over $7.5 million to finance and fund the Company’s projects (“Colby’s Finance Efforts”);

WHEREAS, the Board believes that Mr. Colby provided significant assistance to the business and prospects of the Company by securing four potentially high-quality projects on behalf of the Company (“Colby’s Business Efforts”; collectively with Colby’s Finance Efforts, “Colby’s Efforts”); and

WHEREAS, in recognition of Colby’s Efforts, the Board of Directors of the Company deem it in the best interests of the Company to amend the Employment Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Base Salary. Subsection 3.1 of the Employment Agreement is hereby amended to reflect a Base Salary of $90,000.00.

2. Bonus. The Employment Agreement is hereby amended to add the following Subsection 3.6:

“3.6 Annual Bonus. The Board shall have the discretion to authorize the Company to pay an annual bonus to the Executive.”

3. Repurchase Right. Subsection 4.1 of the Employment Agreement is hereby amended to replace its second sentence with the following:

“Twenty-five percent of the Executive Shares shall be released from the Repurchase Right on the date that is six months from the effective date of this Agreement, an additional twenty-five percent shall be released on the date that is one year from the effective date of this Agreement, and the remaining fifty percent shall be released on the date that is eighteen months from the effective date of this Agreement, such that all 2,500,000 shares shall be released from the Repurchase Right on the eighteen-month anniversary of this Agreement.”

4. No Further Amendments. Except as amended by this Amendment, the Employment Agreement remains unmodified and in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. This Amendment, however, shall be ineffective for any purposes whatsoever unless or until executed by all parties hereto.

[Signatures on Following Page]

SIGNATURE PAGE TO

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereby have executed this Amendment to the Employment Agreement effective as of the date written above.

/s/ Bradley M. Colby
Bradley M. Colby

ETERNAL ENERGY CORP.,
a Nevada corporation

By: /s/ John Anderson
Name: John Anderson
Title: Director